SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS Recommends for All Four of Mustang Capital’s Nominees for Furmanite

- Concludes compelling need for change at the board level and the particularly strong alignment of Mustang’s nominees' skills and experiences -

- Recommends Furmanite Shareholders Vote to Elect All Four of Mustang’s Nominees

at Upcoming Annual Meeting on Mustang’s WHITE Proxy Card -

- Glass Lewis notes Mustang’s persuasive argument -

HOUSTON -- (April 13, 2015) -- Mustang Capital Management, LLC ("Mustang"), beneficial owner (together with its board nominees) of approximately 4.9% of the outstanding common stock of Furmanite Corporation (“Furmanite” or the “Company”) (NYSE: FRM), today announced that Institutional Shareholder Services ("ISS"), a leading independent proxy voting advisory firm, has recommended that Furmanite shareholders vote on Mustang’s WHITE proxy card to elect all four of Mustang’s highly qualified and experienced nominees, Jeffery G. Davis, David E. Fanta, Peter O. Haeg, and John K. H. Linnartz, to the Furmanite Board of Directors (the "Board") at the upcoming 2015 Annual Meeting of Shareholders (the "Annual Meeting") on April 24, 2015.

Mustang urges all Furmanite shareholders to support ISS' call for resounding change on the Board by voting the WHITE proxy card TODAY to elect all four of Mustang’s experienced nominees at the Annual Meeting.

In its report, ISS concluded that shareholders should vote for ALL FOUR of Mustang’s nominees on Mustang’s WHITE proxy card and noted the following:

•	“Furmanite underperformed its closest peer Team, and a wider range of other peers, in various profitability measures, and demonstrates significant volatility in its performance on these key financial metrics. The net income recorded for its most recent fiscal year was not only lower than in FY2013, but even slightly below the average for the five year period from FY2010 through FY2014. Neither revenue nor net income at the company has kept pace with Team, moreover, so that – despite starting at approximately the same point in 2006 – Furmanite’s revenue was less than three-quarters, and its net income barely a third, of Team’s in FY2014. Furmanite's net income generation capability has not increased, despite revenue growth, and its net income suffers from much greater volatility relative to Team, which could contribute additional risk to the creation of shareholder value.”

•	“There are also a number of serious corporate governance concerns, including the board's willingness to support a dead-hand poison pill for 17 years, until a proxy contest appeared on the horizon, as well as questionable pay practices. In aggregate, then, the dissident appears to have made a compelling case that change on the board is warranted.”

•	“In light of the compelling need for change at the board level and the particularly strong alignment of the dissident nominees' skills and experiences with the challenges this board currently faces, support FOR dissident nominees Davis, Fanta, Haeg and Linnartz is warranted.”

In its report Glass Lewis & Co., LLC ("Glass Lewis") has also noted the following:

•	“Furmanite’s financial performance has suffered under the watch of the incumbent board. Most notably, the Company’s total shareholder return over the one-year and three-year periods was very poor on both an absolute basis and relative to peers.”

•	“We also believe the Dissident makes a persuasive argument that the Company’s low-margin revenue growth strategy has come at the expense of bottom-line performance and contributed to the divergent nature of the total shareholder returns of the Company and its closest competitor, Team. Furthermore, we believe the Company’s inaccurate earnings guidance and subsequent negative earnings surprises have damaged credibility with shareholders and potential investors.”

“We are pleased that both leading independent proxy advisory firms, ISS and Glass Lewis, agree that we have made a persuasive and compelling argument for meaningful change at Furmanite,” stated John Linnartz, Managing Member of Mustang Capital.

“We have talked with a number of shareholders and are pleased by the strong support expressed by the shareholders for a need for clear change at Furmanite. We believe the Board has failed in its stewardship, and that such failure is the result of a dearth of industry expertise and an insular culture protected by abysmal corporate governance and compensation practices. The culture change must start in the boardroom and it must be meaningful and swift.

“We urge all Furmanite shareholders to follow ISS’s recommendation and vote on the WHITE proxy card TODAY for the election of all four of our highly experienced nominees who are committed to representing the best interests of all Furmanite’s shareholders,” concluded Linnartz.

MUSTANG URGES ALL SHAREHOLDERS TO FOLLOW THE RECOMMENDATIONS OF ISS AND BRING AN END TO THE CURRENT BOARD’S FAILURE TO REALIZE THE VALUE OF YOUR INVESTMENT

PLEASE SIGN, DATE, AND MAIL THE WHITE PROXY CARD TODAY

We urge you to VOTE THE WHITE PROXY CARD to help us deliver the necessary change to strengthen Furmanite for the future. It is important that you submit your WHITE proxy card AS SOON AS POSSIBLE. Importantly, if you receive a gold proxy card from Furmanite DO NOT return it.

If you have questions or need assistance voting the WHITE proxy card, stockholders should contact proxy solicitor, Morrow & Co. at (800) 662-5200.

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203)-658-9400 OR TOLL-FREE AT (800)-662-5200.